LEASE AGREEMENT

October 26, 2004

THIS AGREEMENT, made and entered into effective on the date first shown above at Maitland, Florida between The John Price Trust, c/o Carter & Associates LLC, 455 South Orange Avenue, Suite 400, Orlando, FL 32801*/ (Lessor) and Renovo Holdings, 40185 West Lake Mary Blvd. #137, Lake Mary, FL 32746 (Lessee).

WITNESSETH:

Premises

1. Lessor, in consideration of the payments to it by Lessee of the rents herein contained, which Lessee agrees to promptly pay, and in consideration of the performance by Lessee of the covenants hereinafter provided, which Lessee agrees to fully and promptly perform, does hereby lease to Lessee:

A)    Approximately 3,600 square feet of space, hereinafter referred to as the "Leased Premises," as shown outlined on the plan attached hereto as Exhibit A and incorporated herein by reference; located at 100 Candace Drive, Maitland, (Seminole County, Florida) according to the present system of naming streets and numbering buildings.

Term

2. The term of this lease shall be for a period of 24 months beginning November 1, 2004. This period shall be referred to as the "Lease Term".

Rental

3. As rental for the use and occupancy of the Leased Premises, Lessee shall pay to Lessor in lawful money of The United States of America the sums shown on Exhibit B of this Lease Agreement plus applicable sales tax, in advance on the first day of each and every month during said lease term.

A) Lessee has deposited with Lessor simultaneously with Lessee's execution of this lease, the sum of $5,899.50 which represents the first month's rent and applicable sales tax plus one month's rent as security deposit (see Security Deposit, #5 below).

B) Rent shall be mailed or delivered by Lessee to Lessor at such place as Lessor may designate in writing and rent shall be payable promptly on the first day of each and every month without prior demand therefore by Lessor.

C) Lessee hereby agrees with Lessor that Lessee shall pay to Lessor, at Lessor's option, (if said rental and other sums due hereunder having been received after the tenth (10th) day of each month), a late charge equal to five percent (5%) of the total monthly rental due, plus applicable Florida state sales tax.

D) If this lease commences on a day other than the first day of the month, the first monthly installment of rent shall be adjusted and prorated so that Lessee shall only pay rent for the actual number of days in the first month of said term, but for all other months Lessee shall pay the full monthly installment on the first day of each and every month.

Additional Rent

4. In addition to the base rent, all other payments to be made by Lessee to Lessor (including, but not limited to, reimbursement for any special or extraordinary services requested or required by Lessee) shall be deemed to be and shall become additional rent hereunder, whether or not the same be designated as such; and shall be due and payable within thirty (30) days following demand by Lessor or together with the next succeeding installment of rent, whichever shall first occur, together with sales tax thereon; and Lessor shall have the same remedies for failure to pay the same as for a non-payment of rent.

Security Deposit

5. Lessee shall, upon the execution of this lease, deposit with Lessor as security for the payment of rent and the performance of all other covenants to be performed by Lessee, the sum of $2850.00.

A) Said security deposit shall be non-interest bearing. If Lessee defaults in the payment of any monthly rental installment within three (3) days after receipt of written demand therefore or fails to perform any other covenant within seven (7) days after receipt of written demand therefore, Lessor, at its option, may apply sufficient sums from the security deposit towards payment thereof. If Lessor elects to so apply the security deposit, or any part thereof, Lessee shall be obliged to immediately replenish the security deposit for the amount so applied by Lessor. The total security deposit shall be held by Lessor until expiration of the initial term or until expiration of any renewal term if any renewal option which exists is exercised except as noted below in paragraph 5 B, and the unused portion of the security deposit not having been used to repair and/or restore any damage resulting from Lessee's actions or neglect to the Leased Premises shall be refunded by Lessor to Lessee at the end of the term of this lease or any renewal thereof. The security deposit shall not be applied to rent except upon approval of Lessor.

B) Provided Lessee is in compliance with all the terms of this agreement including prompt payment of rent and other charges, if any, in full and on time, Lessor will release one month's security deposit at the end of the 13th month of this Agreement.

Construction

6. The premises will be delivered "as-is."

Utilities

7. Lessee shall pay for electric power consumed at its Leased Premises, which is separately metered.

A) If Lessor furnishes water service to the Leased Premises for purposes other than rest room and drinking service, such monthly water charge shall, at the option of Lessor, be billed directly to Lessee for Lessee's excess water use.

B) Lessor reserves the right to install, at Lessor's discretion, separate meters for any public utility. If Lessor requires a separate water meter, it shall be installed at Lessor's sole expense.

Taxes and Assessments

8. Lessor shall be obligated to pay all real estate taxes and assessments levied or charged against the entire land and Building through and inclusive of the installment normally due and payable for the year 2004 (the base period.) Thereafter, Lessor shall be obligated to pay all further real estate taxes and assessments but not in an amount greater than the total amount paid by the Lessor in the base period. If by reason of an increase in the tax rate or an increase in the assessed valuation or the levying of additional assessments, the subsequent installments of real estate taxes and assessments coming due during the lease term exceed the amount payable in the base period, then Lessee shall pay to Lessor a percentage of such excess equal to that percentage set forth in Paragraph 1B). Lessee's share of such excess real estate taxes and assessments shall be paid by Lessee to Lessor in a lump sum within thirty (30) days following receipt of invoice from the Lessor. All sales tax on rents and personal property taxes charged or levied against Lessee's furniture, fixtures and equipment in the Leased Premises shall be paid by Lessee.

Insurance

9. Lessor shall at its expense keep the Building of which the Leased Premises form a part insured against loss by fire or casualty with extended coverage in an amount determined by the Lessor and said policies shall include a standard waiver of subrogation clause against Lessee. In the event the cost of premiums on said fire and extended insurance increases due to the hazardous nature of the use and occupancy by Lessee of the Leased Premises, then the entire increase in insurance cost shall be paid by Lessee in a lump sum within thirty (30) days following receipt of invoice from the Lessor. Any increase in insurance premiums payable by Lessor during the lease term due to changes in insurance rate or insurable value shall be reimbursed, to the extent of the percentage as set forth in Paragraph 1B) of such increase, by the Lessee and shall be payable in a lump sum within thirty (30) days following receipt of periodic invoice from Lessor, provided however no reimbursement by Lessee shall be payable during the first full year of Lessee's initial lease term.

A) Lessee shall at all times and at its cost maintain public liability insurance on the Leased Premises with limits of at least $500,000/$1,000,000 for personal injury and death and $100,000 for property damage. Said public liability policies shall carry both the names of Lessor and Lessee as the named insured as their respective interest may appear and Lessee shall provide Lessor with a copy thereof prior to the Lease commencement date and shall exhibit receipts showing payment of premiums on request from Lessor. Such policy shall further provide that the insurer shall not cancel, alter or allow expiration or other termination thereof without at least twenty (20) days prior written notice from such insurer to Lessor.

B) Lessee shall at all times and at its expense maintain insurance against loss by fire and other casualty with extended coverage on its furniture, fixtures, inventory, equipment, supplies and personal property, and said policies shall include a standard waiver of subrogation clause against Lessor.

Use of Premises

10. Lessee shall use and occupy the Leased Premises only for use as Office/Light Assembly/Warehouse purposes and for no other purpose without Lessor's prior written consent.

A) No repair or servicing of any motorized vehicle, equipment or machinery shall be allowed in the Leased Premises, in any parking or loading areas, roadways or service areas within the Complex. Detailing of motor vehicles will be permitted within the Leased Premises. No vehicle abandoned or disabled or in a state of non-operation or disrepair shall be left upon the property of the Lessor, and Lessee shall enforce this restriction against Lessee's employees, agents, visitors, licensees, invitees, contractors and customers. Should Lessor determine that a violation of this restriction has occurred, Lessor shall have the right to cause the offending vehicle, equipment, trailer or machinery to be removed from Lessors's property, and all costs of such removal shall be the obligation of the Lessee responsible for such vehicle under the terms of the lease and shall be reimbursed to the Lessor by Lessee within ten (10) days of written notice to Lessee.

B) Lessor hereby grants to Lessee, its employees, guests and invitees the right to use the off-street parking lot on which the Building is situated. Said parking lot shall be used by the Lessee, its employees, guests and invitees, in common with other lessees of said Building, their employees, guests and invitees, and in common with the Lessor and its employees, guests and invitees. If the Lessor designates a portion of the parking lot for employee parking, employees of the Lessee shall use that portion of the lot thereby leaving the remaining parking spaces in the lot open for guest in and out traffic. At all times in the absence of designated parking, Lessee, its employees and guests, shall use those parking areas closest to Lessee's premises to the extent possible.

C) Automobiles and/or trucks shall not at any time be stored in the Leased Premises.

Interruption of Service

11. Lessor does not warrant that any services to be provided by Lessor will be free from interruption due to causes beyond Lessor's reasonable control. In the event of temporary interruption of services or unavoidable delay in the making of repairs, the same shall not be deemed an eviction or disturbance of Lessee's use and possession of the Leased Premises nor render Lessor liable to Lessee for damage by abatement of rent or otherwise, nor shall the same relieve Lessee from performance of Lessee's obligations under this lease.

Waiver of Claim

12. Lessee waives and releases all claims against Lessor, its agents, employees, and servants, in respect of, and they shall not be liable for, injury to person or damage to property sustained by Lessee or by any occupant of the Leased Premises or the Building, or any other person occurring in or about the Building, or the Leased Premises resulting directly, or indirectly, from any existing or future condition, defect, matter or thing in the Leased Premises, or the Building or any part of it, or from equipment or appurtenance therein, or from accident, or from any occurrence, act, negligence or omission of any lessee or occupant of the Building, or of any other person; but nothing in the paragraph shall be deemed to relieve Lessor from liability for damages or injuries to person or property caused by or resulting from the negligence of Lessor, its agents, servants or employees. This paragraph shall apply also to damage caused as aforesaid or by flooding, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling objects, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether any such damage results from the act or omission of other lessees, occupants or of any other persons, and whether such damage be caused or result from any thing or circumstance above mentioned, or any other thing or circumstance, whether of a like or wholly different nature. If any such damage to the Leased Premises or to the Building or any equipment or appurtenance therein, or to Lessee thereof, results from any act or omission or negligence of Lessee, its agents, employees or invitees, Lessor, at Lessor's option, may repair such damage and Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor forthwith for all cost of such repairs and damages both to the Building and to the lessees or occupants thereof, in excess of the amount, if any, paid to Lessor under insurance covering such damages. All property in the Building or in the Leased Premises belonging to Lessee, its agents, employees or invitees, or to any occupant of the Leased Premises, shall be there at the risk of Lessee or other person only, and Lessor shall not be liable for damage thereto or theft, misappropriation, or loss thereof. Lessee agrees to hold Lessor harmless and to indemnify it against claims and liability for injuries to all persons and for the damages to, or due to act or omission of Lessee, its agents, employees, guests, customers, clients and invitees.

Delivery and Care of Premises

13. Lessee shall, throughout the lease term, take good care of the leased premises and fixtures, appurtenances, doors and windows, and mechanical equipment therein, excepting that which may be covered by applicable warranty, and, at its sole cost and expense, make all non-structural repairs thereto and perform maintenance thereon as and when needed to preserve them in good working order and condition, reasonable wear and tear from use and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the Leased Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Lessee, its servants, employees, invitees or licensees, shall be repaired by the Lessee at its sole expense to the satisfaction of Lessor reasonably exercised. Lessee shall also repair all damage to the Building and the demised premises caused by the moving of Lessee's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Lessee fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by it, the same may be made by Lessor at the expense of Lessee. Lessee shall give Lessor prompt notice of any defective condition in the Leased Premises which it is required to repair or replace. Lessor shall remedy the condition with due diligence but at the expense of Lessee if repairs are necessitated by damage or injury attributable to Lessee, Lessee's servants, agents, employees, invitees, or licensees as aforesaid. All repair work and/or modifications made to the Leased Premises must be made by licensed and bonded contractor(s) approved by Lessor.

A) Lessee shall be responsible for the cost of all maintenance and repairs (except as may be covered under applicable warranty) to the heating, ventilating and air conditioning system(s) serving the Leased Premises. If any of the air conditioning systems now in place are used, Lessor agrees to replace major components (compressors, air handlers, condensers) if and as it becomes necessary to do so provided there is a recommendation to do so in writing from an HVAC contractor acceptable to Lessor. Lessee will, however, be responsible for repairs to a single incident limit of two hundred dollars ($200.00). Lessor, at Lessor's option, may elect to enter into a reasonable service contract for the periodic professional inspection and maintenance of all the heating, ventilating and air conditioning equipment serving the building in which Leased Premises is a part. If Lessor so elects, Lessee shall pay its allocated share of the cost of the service contract.

B) At commencement of this Lease, Lessor shall supply the Leased Premises with the required lamps, bulbs, ballasts and starters, but replacement thereof shall be at Lessee's expense.

C) Lessor agrees that during the full term of this lease it will, at its own expense, keep the exterior and structural parts of the Building in good condition and repair, and that it will make such repairs promptly as they become necessary. Exterior repairs shall be deemed to include exterior walls, foundations, pavement, roof, gutters, downspouts, and plumbing which is a part of the structure or foundation. Lessor shall make such interior replacements as are necessitated by equipment failure and repairs and replacements necessitated by fire or perils covered by extended coverage clauses (whether or not caused by the active or passive negligence of the Lessee) for which damage or loss insurance is carried by the Lessor and for which insurance proceeds are recovered, including interior reconstruction and/or redecorating necessitated by such fire or other perils.

D) Lessor shall arrange to keep the exterior parking lot, driveways, and sidewalks clean and free from rubbish and other objects and in good repair; arrange for refuse disposal and collection, water and sewer; arrange periodically for grass cutting and landscape maintenance.

E) Lessor will, at Lessor's expense, clean the carpet and touch up the paint where needed.

Compliance with Laws and Regulations

14. Lessee shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting or respecting the use or occupancy of the Leased Premises by the Lessee or the business at any time thereon transacted by the Lessee, and Lessee shall comply with all rules which may be hereafter adopted by Lessor for the protection, welfare and orderly management of the Building and its lessees or occupants.

Holding Over

15. Upon expiration of this lease, Lessee's continued possession of the Leased Premises shall be deemed a month-to-month tenancy terminable by Lessor or Lessee upon fifteen (15) days' notice. In the event of holding over, rent shall be increased by 100% until the Lessee either re-leases the Leased Premises or vacates.

Signs

16. Lessee shall not install or locate signs in the windows and doors of the Leased Premises or any other part of the Building or grounds without first securing Lessor's written consent. Any signs installed by Lessee with Lessor's permission shall be maintained in good repair and shall be removed and any building or grounds damage therefrom restored by Lessee at expiration of this lease at Lessee's expense.

Warranty of Quiet Enjoyment

17. Lessee, upon paying the rents and keeping and performing the covenants of this lease to be performed by Lessee, shall peacefully and quietly hold, occupy, and enjoy said premises during said term or any renewal thereof without any let, hindrance or molestation by Lessor or any persons lawfully claiming under Lessor.

A) Lessee shall not commit nor suffer any waste upon the Leased Premises, nor cause nor allow any nuisance or other act or thing which does or may disturb the quiet enjoyment of any other Lessee in the Building containing the Leased Premises or any other building in the Complex of which the Leased Premises are a part, including without limitation the parking, service and landscaped areas of such Complex.

B) Lessee shall not make or allow any noise or odor to be made upon the Leased Premises, whether as a part of Lessee's normal operations or otherwise, which will or might disturb other Lessees.

Assignment and Subletting

18. Lessee shall not assign this lease nor sublet all or any part of the Leased Premises without first securing Lessor's written consent. If Lessor does consent to an assignment or subletting, the assignee and/or sub lessee shall first assume in writing all of the obligations of Lessee under this lease and Lessee shall, for the full term of this lease, continue to be jointly and severally liable with such assignee or sub lessee for the payment of rents and the performance of all obligations required of Lessee under this lease. The Lessor shall not unreasonably withhold its aforesaid consent, however, the Lessee hereby acknowledges that the use to which the Leased Premises are put and the compatibility of any occupant of the Leased Premises with our lessees, and the ability to pay rent when due are of prime importance and significance to the Lessor in the operation and maintenance of the Building in which the Leased Premises are located.

Fire or Other Casualty

19. In the event the Leased Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this lease, whereby the same shall be rendered untenantable, then Lessor shall have the right to render such premises tenantable by repairs within one hundred twenty (120) days therefrom and this lease shall not terminate. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the premises re untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall abate.

Eminent Domain

20. If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, or if so much of the Building or grounds shall be taken by any such authority under the power of eminent domain so that the Lessee cannot continue to operate its business in the Leased Premises, then the term of this lease shall cease as of the day possession is taken by such public authority and the rent shall be paid up to that day with proportionate refund by Lessor of any such rent as may have been paid in advance or deposited as security. The amount awarded for any taking under the power of eminent domain shall belong to and be the property of the Lessor whether such amount be awarded as compensation for diminution in value to the leasehold or to the fee of the premises or as damage to the residue.

Waiver

21. No waiver of any of the covenants and agreements here contained or of any breach thereof shall be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any time of the same or of any other covenants and agreements hereof.

Notices

22. All notices required under this lease to be given to Lessee may be given to it at 120 Candace Drive, Maitland, Florida, 32751 with Copy to William E. Parke, c/o Carter, 455 South Orange Avenue, Orlando, FL 32801, or at such other place as Lessee may designate in writing. Any such notice to be given to Lessor under this lease shall be given to it at John Price Trust, c/o Carter & Associates LLC, 450 South Orange Avenue, Suite 180 Orlando, FL 32801, or at such other place as Lessor may designate in writing. All notices shall be in writing and shall be sent by certified mail, overnight package service, postage prepaid or by personal delivery.

Subordination

23. This lease is subject and subordinate to all mortgages which may now or hereafter affect the Leased Premises or the Building of which it forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Lessee shall execute promptly any subordination certificate that Lessor may request.

Fixtures and Alterations

24. Lessee shall not, without Lessor's prior written consent, attach any fixtures in or to the Leased Premises or change, alter or make additions to the Leased Premises, nor attach or affix any article hereto, nor permit any annoying sound device, overload any floor, or deface the Leased Premises. Any attached fixtures or any alterations, additions or improvements made or attached by Lessee upon the property shall, on the expiration or termination of this lease, if requested by Lessor, be promptly removed at Lessee's expense and the Leased Premises restored by Lessee at its expense to its original condition, ordinary wear and tear excepted. Any such fixture, alteration, addition and/or improvement not requested to be removed shall remain on the Leased Premises and shall become and remain the property of Lessor. All Lessee's fixtures, installations and personal property not removed from the Leased Premises upon expiration or termination, and not required by Lessor to have been removed as provided in this paragraph, shall be conclusively presumed to have been abandoned by Lessee and title thereto shall pass to Lessor under this lease as by a bill of sale.

Redelivery of Premises

25. Lessee shall, on the expiration of this lease, deliver up the Leased Premises in as good order and condition as it now is or may be put by Lessor, reasonable use and ordinary wear and tear thereof and damage by fire or other unavoidable casualty, condemnation or appropriation excepted, and Lessee shall promptly surrender all keys to the Leased Premises to Lessor.

Examination and Exhibiting Premises

26. Lessor or its duly authorized agent shall have the right to enter the Leased Premises at all reasonable times to examine the condition of the same and to make repairs to the Leased Premises or the Building. Within six (6) months prior to the date of the expiration of the lease, Lessor or its authorized agent shall have the right to enter the Leased Premises at all reasonable times for the purpose of exhibiting the same to prospective lessees.

Indemnification

27. Lessee shall pay all loss or damage occasioned by or growing out of the use and occupancy of the Leased Premises by Lessee, its agents, employees, guests, customers and invitees, and Lessee will indemnify, protect, and save Lessor harmless from and against any loss or liability thereof or therefore and from and against any expense, cost and attorney's fees incurred in connection with any claim for such loss or damage, including costs and attorney's fees on appeal.

Cleanliness Of Premises

28. Lessee will keep the interior of the Leased Premises clean and will not store any refuse, trash or hazardous materials in the Leased Premises or in or around the Building of which the Leased Premises form a part.

Other Provisions

29. Lessor shall have the following right exercisable without notice and without liability to Lessee: To assess and bill Lessee separately for any excess trash and garbage collected at the Complex during the lease term

Rights and Remedies Reserved to Lessor

30. All rights and remedies of Lessor herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law.

A) If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Lessee, or any voluntary or involuntary proceedings in any court shall be instituted to declare Lessee insolvent or unable to pay Lessee's debts, or Lessee makes an assignment for the benefit of its creditors, or a trustee or receiver is appointed for Lessor or for the major part of Lessee's property, then and in any such event Lessor may, if Lessor so elects, but not otherwise, and with or without notice of such election and with or without entry or other action by Lessor, forthwith terminate this lease, and notwithstanding any other provisions of this lease, Lessor shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the rent specified in Paragraphs 3 and 4 of this lease for the residue of the stated term hereof, less the fair rental income of the premises received by Lessor for the residue of the stated term.

B) If Lessee defaults in the prompt payment of rent and such default shall continue for three (3) days after the same be due and payable; or in the performance or observance of any other provision of this lease and such other default shall continue for seven (7) days, after notice thereof shall have been given to Lessee; or if the leasehold interest of Lessee be levied upon under execution or attached by process of law; or if Lessee abandons the Leased Premises; then and in any such event Lessor, if it so elects forthwith, or any time thereafter while such default continues, either may terminate Lessee's right to possession without terminating this lease, or may terminate this lease.

C) Upon any termination of this lease, whether by lapse of time or otherwise; or upon any termination of the Lessee's right to possession without termination of the lease; the Lessee shall surrender possession and vacate the Leased Premises immediately and deliver possession thereof to the Lessor.

D) Lessee shall be deemed to have abandoned the Leased Premises if rent is not currently paid and Lessee is absent from the premises for a period of fifteen (15) days. If the Lessee abandons the Leased Premises or otherwise entitles the Lessor so to elect, and if the Lessor elects to terminate the Lessee's right to possession only, without terminating the lease, the Lessor may, at the Lessor's option, enter into the Leased Premises, remove the Lessee's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph 30© without such entry and possession terminating the lease or releasing the Lessee, in whole or in part, from the Lessee's obligation to pay the rent hereunder for the full term. Upon and after entry into possession without termination of the lease, the Lessor may relet the Leased Premises or any part thereof for the account of the Lessee to any person, firm or corporation other than the Lessee for such rent, for such time, and upon such terms as the Lessor in the Lessor's sole discretion shall determine. In any such case, the Lessor may make repairs in or to the Leased Premises, and redecorate the same to extent deemed by the Lessor necessary or desirable, and the Lessee shall, upon demand, pay the cost thereof together with the Lessor's expenses of the reletting. If the consideration collected by the Lessor upon any such reletting for the Lessee's account is not sufficient to pay the full amount of unpaid rent reserved in this lease, together with the costs of repairs, alterations, additions, redecorating, and the Lessor's expenses, the Lessee shall pay to the Lessor the amount of each deficiency upon demand.

E) Lessee shall pay all Lessor's costs, charges and expenses, including the fees of counsel, agents and others retained by Lessor, incurred in enforcing Lessee's obligations hereunder or incurred by Lessor in any litigation, negotiation, bankruptcy or insolvency proceeding or transaction including those in which Lessee causes Lessor, without Lessor's fault, to become involved or concerned.

F) If Lessee violates any of the terms and provisions of this lease, or defaults in any of its obligations hereunder, other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

G) Lessee agrees that it will promptly pay said rent at the times above stated; that, if any part of the rent remains due and unpaid for seven (7) days next after the same shall become due and payable, Lessor shall have the option of declaring the balance of the entire rental term of this lease to be immediately due and payable, and Lessor may then proceed to collect all of the unpaid rent called for by this lease by distress or otherwise.

Liens

31. Lessee agrees that Lessee will pay all liens of contractors, subcontractors, mechanics, laborers, material men, and other liens of like character, and will indemnify Lessor against all legal costs and charges, bond premiums for release of liens, including reasonable attorney's fees reasonably incurred (whether litigation is necessary or not) in discharging the Leased Premises or any part thereof from any liens, judgments, or encumbrance caused or suffered by Lessee. It is understood and agreed between the parties hereto that the cost and charges above referred to shall be considered as additional rent. The foregoing shall not be deemed to authorize any repairs, alterations, additions or improvements by Lessee.

A) The Lessee herein shall not have any authority to create any liens for labor or material on the Lessor's interest in the above described property, and all persons contracting with the Lessee for the erection, installation, alteration, or repair of improvements on or to the above described premises, and all material men, contractors, mechanics and laborers are hereby charged with notice that they must look to the Lessee and to the Lessee's interest only in the above described property to secure the payment of any bill for work done or material furnished during the rental period created by this lease.

Estoppel Certificate

32. Lessee and Lessor, upon request, one from the other, shall give or exchange with, one with the other, estoppel certificates which shall confirm to others that the lease is in full force and effect, that neither party is in default and/or such other information regarding the lease as may be reasonable appropriate and factual.

Validity

33. It is understood and agreed that in the event any provision of this lease shall be adjudged, decreed, held or ruled to be invalid, such portion shall be deemed severable, and it shall not invalidate or impair the agreement as a whole or any other provision of the agreement.

Successors and Assigns

34. This lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, and successors, and assigns of the parties hereto, except that no person, firm, corporation nor court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this lease, shall have any right, interest or equity in or to this lease, the terms of this lease or the premises covered by this lease.

Relocation

35. Lessor reserves the right to relocate the Lessee to substantially identical space within the Building or the Complex in which the Leased Premises are a part; all reasonable relocation costs incurred by Lessee shall be reimbursed by the Lessor.

Options to Renew

36. Lessee shall have the right with 60 days written notice to Lessor, to renew this lease for three additional one year periods. With each renewal, the rent for the space will increase by 3% over the previous year.

Corporate Execution

37. Only the authorized officers or representatives may sign on behalf of a corporation.

Entire Agreement

38. This lease document and the addenda attached hereto constitute the entire agreement between the parties and supersedes all prior agreements. No waiver, modifications, additions or addenda to this lease agreement shall be valid unless in writing and signed by both the Lessor and the Lessee. The addenda listed here are a part of this lease agreement.

Exhibit A--Leased Premises
Exhibit B--Rent Schedule

IN WITNESS WHEREOF, Lessor and Lessee have hereunto executed this lease as of the day and year first above written.

Lessee	Witness

Date	Witness

Lessor	Witness

Date	Witness

PERSONAL LEASE GUARANTEE

For valuable consideration hereby acknowledged, the undersigned herewith guarantee(s) performance by Signature Leisure, Inc., Lake Mary, FL of that certain lease dated October 21, 2004 concerning the premises commonly known as 3,600 square feet within the building located at 100 Candace Drive, Maitland, Florida by and between Signature Leisure, Inc. (SI), and the John Price Trust, Kelly Price, trustee (Trust).

The undersigned is (are) aware that Trust is relying on said guarantee and would not have entered into the lease agreement without it.

The guarantee shall remain in effect throughout the lease term or any extension thereof.

In the event of an act of default by SI, Trust shall give the undersigned written notice of the breach, and the undersigned shall cure said breach within ten days of receipt of the notice. Notice may be given by facsimile and the facsimile copy of the original notice shall have the same force and effect as the original document. For purpose of this guarantee, all notices addressed to the undersigned shall be addressed as follows:

Signature Leisure, Inc

100 Candace Drive

Maitland, FL

In the event litigation is initiated in reference to this guarantee, the prevailing party, in addition to any other relief shall be entitled to their reasonable attorney's fees and costs.

Executed at Maitland, Florida this _____ day of ______________, 200__.

Agreed:

Name Date

Witnessed:

Name Date

EXHIBIT A

MAITLAND DISTRIBUTION CENTER

CARTER

100 - 110 Candace Drive
Maitland, Florida

Drawings not to scale

Closet
Phone Room
Restroom
Restroom

110 Candace Drive

2,400 SF Available

SUBJECT

1,840 SF
3,600 SF
Front of Building

100 Candace Drive

5,440 SF Available

For more information, call:
William E. Parke, SIOR
407.420.1313
bparke@carterusa.com

Sher Tolan
407.420.1309
stolan@carterusa.com

Licensed Real Estate Broker

All information furnished regarding property for sale, rental, financing, or projections of income and expenses is from sources deemed reliable. No warranty or representation is made as to the accuracy thereof, and it is submitted to errors, omissions, change of price, rental or other conditions, prior sale, financing, or withdrawal without notice.

Exhibit B
Schedule of Rental Payments
Signature Leisure, Inc

	Month	Year	Date	Rent/sf.	Cam/sf.	# sf.	Total Rent	Sales Tax	Total Due
1	November	2004	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
2	December	2004	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
3	January	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
4	February	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
5	March	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
6	April	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
7	May	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
8	June	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
9	July	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
10	August	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
11	September	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
12	October	2005	1	$ 9.50	$ -	3,600	$ 2,850.00	$ 199.50	$ 3,049.50
13	November	2005	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
14	December	2005	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
15	January	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
16	February	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
17	March	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
18	April	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
19	May	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
20	June	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
21	July	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
22	August	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
23	September	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99
24	October	2006	1	$ 9.79	$ -	3,600	$ 2,935.50	$ 205.49	$ 3,140.99